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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               December 18, 2000


                      Greenwich Capital Acceptance, Inc.
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            (Exact Name of Registrant as Specified in its Charter)



Delaware                            333-34330                  06-1199884
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(State or Other Jurisdiction       (Commission              (I.R.S. Employer
of Incorporation)                  File Number)             Identification No.)

600 Steamboat Road
Greenwich, Connecticut                                                 06830
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(Address of Principal                                             (Zip Code)
Executive Offices)

         Registrant's telephone number, including area code:  (203) 622-2700

                                   No Change
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         (Former Name or Former Address, if Changed Since Last Report)

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     Item 5. Other Events
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     On December 18, 2000, in connection with the offering of HarborView
Mortgage Loan Trust 2000-2 Mortgage Pass-Through Certificates, Series 2000-2, the HarborView Mortgage Loan Trust 2000-2 issued the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates pursuant to a Prospectus dated November 13, 2000 and a Prospectus Supplement dated December 15, 2000. Certain of the Mortgage Loans securing the Certificates will be serviced by Bank of America, N.A. ("Bank of America") in accordance with the terms of the Mortgage Loan Sale and Servicing Agreement, dated September 28, 2000 ("the Servicing Agreement"), between Greenwich Capital Financial Products, Inc. ("GCFP") and Bank of America, which was assigned to the Trust pursuant to the Assignment, Assumption and Recognition Agreement, dated December 18, 2000, among GCFP, Bank of America and the Trust ("the Assignment Agreement"). The Assignment Agreement, with a copy of the Servicing Agreement attached as an exhibit thereto, is attached hereto as
Exhibit 99.1.

     Item 7. Financial Statements; Pro Forma Financial Information and
             Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

                99.1 Assignment, Assumption and Recognition Agreement, dated December 18, 2000.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREENWICH CAPITAL ACCEPTANCE, INC.



                                    By:  /s/ Frank Skibo
                                       --------------------------------
                                       Name:   Frank Skibo
                                       Title:  Vice President



Dated:  January 24, 2001

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                                 EXHIBIT INDEX
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Exhibit No.             Description
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99.1                    Assignment, Assumption and Recognition Agreement